UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

_________________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

InPoint Commercial Real Estate Income, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shareholders Matter Sponsored InPoint Commercial Real Estate Income needs your participation. Please take action in our Annual meeting of stockholders today. InPoint Commercial Real Estate Income, Inc. PROXYVOTE.COM Click to participate today! Join your fellow stockholders and participate ear... Learn more Like Comment Share

Shareholders Matter Sponsored Your participation impacts the future of your investment in Inpoint Commercial Real Estate Income. Please take action today! InPoint Commercial Real Estate Income, Inc. PROXYVOTE.COM Click to participate today! Join your fellow stockholders and participate ear... Learn more Like Comment Share

Shareholders Matter Sponsored The campaign is now complete. Than you for your participation - it was important to our success! Thank you! InPoint Commercial Real Estate Income, Inc. PROXYVOTE.COM Thank you for your participation! The campaign is now complete. Learn more Like Comment Share

Your vote is needed. InPoint Commercial Real Estate Income, Inc. Click or call to vote today. VOTE NOW

Your vote is needed. InPoint Commercial Real Estate Income, Inc. Click or call to vote today. VOTE NOW

Your vote is needed. InPoint Commercial Real Estate Income, Inc. Click or call to vote today. VOTE NOW